Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Edward West, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of LookSmart, Ltd. on Form 10-Q for the fiscal quarter ended March 31, 2008 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of LookSmart, Ltd.

Date: August 11, 2008

By:	/s/ Edward F. West
Name:	Edward F. West
Title:	Chief Executive Officer

I, R. Brian Gibson, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of LookSmart, Ltd. on Form 10-Q for the fiscal quarter ended March 31, 2008 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of LookSmart, Ltd.

Date: August 11, 2008

By:	/s/ R. Brian Gibson
Name:	R. Brian Gibson
Title:	Principal Accounting Officer and Acting Chief Financial Officer